EXHIBIT 10.4

                                    AMENDMENT

                                       TO

                          VOLUNTARY SURRENDER AGREEMENT

     THIS AMENDMENT to Voluntary Surrender Agreement ("Amendment") made and entered into this 17th day of March, 2001, by and between K-Tel International
(USA), Inc. ("K-Tel USA") and K-5 Leisure Products, Inc. ("K-5").

                                    RECITALS:

     A. On March 12, 2001 K-Tel USA and K-5 entered into that certain Voluntary Surrender Agreement calling for the surrender of Collateral under the K-5 Indebtedness and the Foothill Indebtedness ("Agreement").

     B. The parties desire to amend the Agreement by eliminating from the Collateral to be transferred to K-5 certain assets of K-Tel USA.

     NOW, THEREFORE, in consideration of the above recitals as well as the covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, K-5 and K-Tel USA hereby agree to amend the Agreement as follows:

     1. The following property shall be excluded from the Collateral surrendered and delivered to K-5 under the Agreement:

     Approximately 700,000 audio cassettes plus certain goods scheduled for destruction located in a semi-trailer and in bins located at the premises of K-Tel USA.

     2. Except as amended above, the Agreement shall remain in full force and effect.

K-TEL INTERNATIONAL (USA), INC.                 K-5  LEISURE PRODUCTS, INC.



By   /s/ Dennis Ward                            By   /s/ Philip Kives
     ----------------                                ----------------------
     Dennis Ward                                     Philip Kives
Its  Chief Financial Officer                    Its: President